EXHIBIT 99.2

www.nts.com

NEWS RELEASE FOR September 5, 2012

Contact:  Allen & Caron Inc
Jill Bertotti (investors)
jill@allencaron.com
(949) 474-4300

National Technical Systems Sets Date for Release of
Fiscal 2013 Second Quarter, Six-Month Results and Conference Call

Calabasas, CA (September 5, 2012) – National Technical Systems, Inc. (NASDAQ: NTSC) (NTS), a leading provider of testing and engineering services, will report its financial results for the fiscal 2013 second quarter and six months ended July 31, 2012, before the market opens on Wednesday, September 12, 2012, and will host a conference call at 11:30 a.m. Eastern Time (8:30 a.m. Pacific Time) that same day.

Conference Call
Toll free dial-in number:  1-877-941-0844
International dial-in number:  1-480-629-9835

Webcast
A live webcast and archived replay of the call can be accessed on the Investor Relations section of NTS’s website at: www.nts.com.

About National Technical Systems
National Technical Systems, Inc. is a leading provider of testing and engineering services to the aerospace, defense, telecommunications, automotive and high technology markets. Through a world-wide network of resources, NTS provides full product life-cycle support, offering world class design engineering, compliance, testing, certification, quality registration and program management. For additional information about NTS, visit the Company’s website at www.nts.com or call 800-270-2516.

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National Technical Systems, Inc. Corporate Headquarters 24007 Ventura Boulevard, Suite 200, Calabasas, CA 91302	Main: 818-591-0776 Fax: 818-591-0899